UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2016

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2016, our Board of Directors appointed Georgia Erbez as the Company’s Chief Business Officer. Ms. Erbez assumed the duties of this position effective September 8, 2016 and will continue in her role as Interim Chief Financial Officer of the Company, as previously appointed on June 15, 2016. On September 7, 2016, we executed an Employment Letter Agreement with her (the “Erbez Employment Agreement”). The terms of the Erbez Employment Agreement provide that Ms. Erbez will be paid an annual base salary of $350,000 and will be eligible for an annual bonus of 40% of her base salary. Ms. Erbez was also granted nonstatutory stock options to purchase 252,000 shares of our Common Stock on September 7, 2016. The stock options have an exercise price of $0.77 per share, the closing price of our Common Stock on the date of grant, and a ten year term, and they vest over four years, with one-fourth vesting on the first anniversary of the date of grant and the remaining three-fourths vesting in equal monthly installments thereafter.

Under the terms of the Erbez Employment Agreement, if the Company terminates Ms. Erbez other than for cause, or in the event of her resignation for good reason, then, for the six month period following such termination of her employment, the Company will continue to pay Ms. Erbez her base salary and provide her with group medical, dental and vision insurance. In addition, the vesting schedule for any outstanding stock options held by Ms. Erbez on the date of termination will automatically accelerate so that 25% of the then unvested total option shares will immediately become exercisable upon such termination. If, during the one-year period following a change in control of our Company, either we terminate Ms. Erbez’s employment without cause or Ms. Erbez resigns for good reason, then she shall be entitled to receive a lump sum severance payment equal to twelve months of her base salary and a lump sum payment equal to the total cost of projected premiums for group medical, dental and vision insurance for a period of twelve months. In such event, the vesting schedule for any outstanding stock options held by Ms. Erbez will automatically accelerate so that 100% of the total option shares will immediately become exercisable upon such termination.

The description of the Erbez Employment Agreement contained herein is qualified in its entirety by reference to the full text of the Erbez Employment Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

10.1	Employment Letter Agreement, dated September 7, 2016, among Zosano Pharma Corporation, ZP Opco, Inc. and Georgia Erbez.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

September 9, 2016	By:	/s/ Konstantinos Alataris
Name: Konstantinos Alataris
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Letter Agreement, dated September 7, 2016, among Zosano Pharma Corporation, ZP Opco, Inc. and Georgia Erbez

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